AMENDMENT NO. 2 TO LICENSE AGREEMENT
               AND TRADEMARK MAINTENANCE AGREEMENT

     This Amendment No. 2 is made this 8th day of October 1998 by and between MACMARK CORPORATION, a Delaware corporation ("MacMark"),
EQUILINK LICENSING CORPORATION, a Delaware corporation ("Equilink"), and SPORT SUPPLY GROUP, INC., a Delaware corporation ("SSG").

                            PREAMBLES

          WHEREAS, the parties hereto entered into a Perpetual License Agreement (the "License Agreement") and a Trademark Maintenance Agreement (the "Maintenance Agreement"), both dated as of February 19, 1992 and both amended on November 1, 1992 (the License Agreement as amended and Maintenance Agreement as amended, collectively with all related agreements, are referred to herein as the "Original License"), SSG being the successor by assignment to BSN Corp., the original licensee/party pursuant to said Original License.

          WHEREAS, SSG has the rights to use the "MacGregor" trademark in connection with the sale of certain products subject to the terms and conditions of the Original License.

          WHEREAS, SSG would like the right to use the MacGregor trademark in connection with the sale of a lighted electronic scoreboard for use in school stadiums (the "Scoreboard").

     NOW, THEREFORE, in consideration of the mutual covenants made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. A new section 2(c) shall be added to the License Agreement to read as follows:

"(c) The exclusive, royalty-free license, during the term of this Agreement, but only so long as you are selling Scoreboards bearing the Trademarks, to use or to sublicense others to use, the Trademarks in conjunction with the manufacture, promotion, advertising, merchandising, sale, offering for sale and distribution of Scoreboards to the Exclusive Customers in the United States and the non-exclusive, royalty-free license, in perpetuity, to use, or to sublicense others to use, the Trademarks in conjunction with the manufacture, promotion, advertising, merchandising, sale, offering for sale and distribution of Scoreboards to the Non-Exclusive Customers for resale to the Exclusive Customers in the United States."

2. Licensee agrees that it will comply with all applicable laws and regulations, including without limitation, safety and certification regulations, in connection with the manufacture, sale and distribution of Scoreboards.

3. (a)    During the term of the License Agreement and thereafter,
Licensee (as defined in the License Agreement) shall be solely responsible for, defend, indemmity and hold harmless MacMark and Equilink and their affiliates and their respective affiliates, shareholders, officers, directors, agents and employees for, from and against any claims, demands, causes of action, damages, costs and expenses, including reasonable attorney's fees, judgments, and settlements arising out of or in connection with: (i) Licensee's breach or alleged breach of any of its representations, warranties, covenants or obligations contained in the License Agreement; (ii) Licensee's use of the Trademarks (as defined in the License Agreement); (iii) Licensee's noncompliance with any applicable federal, state, or local laws or regulations (including, without limitation, safety and certification regulations); or (iv) the manufacture, promotion, merchandising, distribution, sale, advertising or use of Scoreboards. Licensee acknowledges that MacMark's or Equilink's approval of any product pursuant to the License Agreement or promotional materials of promotional concepts shall not relieve Licensee of its indemnification obligations under this Paragraph.

(b) Licensee agrees that, throughout the term of the License Agreement and for not less than three (3) years following the termination of the License Agreement, it will maintain Comprehensive General Liability Insurance, including blanket contractual liability and personal injury liability and insurance against claims based upon products liability for the Scoreboards and against other claims covered by the hold harmless provisions of Section 4(a) of the License Agreement, with reputable insurance companies and at such levels (not to be less than $500,000 per occurrence or $1,000,000 in the aggregate) and with such deductions or self insured retainages as are customary in the industry. With regard to products' liability, Licensee will have such insurance policies endorsed, and in force from October 8, 1998 naming MacMark, Equilink and their respective officers, directors, employees and agents thereof as additional insured with respect to claims arising under Section 4(a) of the License Agreement.

4. Without changing any other provision in Section 3(a) of the Maintenance Agreement, a new sentence shall be added immediately prior to the final sentence of Section 3(a) of the Maintenance Agreement as follows:

"In the event of any default under this Agreement, the License Agreement or the Master Agreement of even date herewith between MacMark, BSN and MacGregor which is not capable of being cured, the aggrieved party shall have the right to terminate this Agreement and the License Agreement by written notice of termination."

5. All others terms and provisions of the Original License shall remain in full force and effect.


                              MACMARK CORPORATION

                              /s/  David Mauer
                              By:  David Mauer
                              Its: CEO

                              EQUILINK LICENSING CORPORATION

                              /s/  Lisa Marroni
                              By:  Lisa Marroni
                              Its: Vice President

                              SPORT SUPPLY GROUP, INC.

                              /s/  Terrence M. Babilla
                              By:  Terrence M. Babilla
                              Its: General Counsel and
                                   Executive Vice President